Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Post-Effective Amendment No. 1 to Registration Statement of Cipherloc Corporation (the “Company”) on Form S-1 of our report dated December 21, 2021 with respect to our audits of the financial statements of the Company as of and for the fiscal years ended September 30, 2021 and 2020, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our Firm under the caption “Experts” in this Registration Statement.

Briggs & Veselka Co.
Houston, Texas

December 30, 2021